UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

___________

FORM 8-K/A

___________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date Of Earliest Event Reported):  July 1, 2010

Global MobileTech, Inc.

 (Exact name of registrant as specified in charter)

Commission File Number:  000-53493

Nevada	26-1550187
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

25 West Cataldo, Suite A Spokane, Washington	99202
(Address of principal executive offices)	(Zip Code)

(509) 723-1312
(Registrant’s telephone number, including area code)

Trevenex Resources, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 [  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

 [  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

 [  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

This Form 8-K is filed as an amendment to the registrant’s Form 8-K filed on July 13, 2010.

This current report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  This current report includes statements regarding our plans, goals, strategies, intent, beliefs or current expectations.  These statements are expressed in good faith and based upon a reasonable basis when made, but there can be no assurance that these expectations will be achieved or accomplished. These forward looking statements can be identified by the use of terms and phrases such as “believe,” “plan,” “intend,” “anticipate,” “target,” “estimate,” “expect,” and the like, and/or future-tense or conditional constructions (“will,” “may,” “could,” “should,” etc.). Items contemplating or making assumptions about, actual or potential future sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Although forward-looking statements in this report reflect the good faith judgment of management, forward-looking statements are inherently subject to known and unknown risks, business, economic and other risks and uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements.  Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this current report.  We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this report, other than as may be required by applicable law or regulation.  Readers are urged to carefully review and consider the various disclosures made by us in our reports filed with the SEC which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected.

TABLE OF CONTENTS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT 3

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS 3

Acquisition of Assets 3
Description of Business 3
Risk Factors 13
Financial Information 18
Description of Property 22
Security Ownership of Certain Beneficial Owners and Management 22
Directors, Executive Officers, Promoters, and Control Persons 24
Executive Compensation 26
Certain Relationships and Related Transactions 27
Legal Proceedings 27
Market Price and Dividends on the Registrant’s Common Equity and Related Stockholder Matters 27
Description of Securities 28
Recent Sales of Unregistered Securities 28
Indemnification of Directors and Officers 29
Financial Statements and Supplementary Data 30
Changes in and Disagreements With Accountants on Accounting and Financial Disclosure 30

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES 31

ITEM 5.06 CHANGE IN SHELL COMPANY STATUS 32

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS 32

SIGNATURES 33

Item 1.01      Entry into a Material Definitive Agreement

On July 7, 2010, Info-Accent Sdn Bhd (“Info-Accent”), a wholly owned subsidiary of Global MobileTech, Inc. and VyseTECH Asia Sdn Bhd (“VTA”) executed a Supplemental Agreement to the Marketing, Distribution and License Agreement executed between Info-Accent and VTA on April 8, 2010 whereby VTA agreed to receive 769,000 unregistered shares of restricted common stock of Global MobileTech, Inc. in lieu of cash payment as full and final payment of the $500,000 license fee.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On April 8, 2010, Info-Accent entered into an Exclusive Marketing, Distribution and License Agreement with VTA, a private Malaysian company, whereby Info-Accent agreed to acquire an exclusive five year license to market and distribute products and services owned by VTA in Asia.  Info-Accent has also agreed to acquire VTA’s interest in existing mobile VoIP related contracts.

In consideration of VTA granting the license and assigning existing agreements to Info-Accent, Info-Accent agreed to pay a one time license fee of $500,000 and another $500,000 as consideration for acquiring the existing contracts.

The purchase consideration of $500,000 to acquire existing mobile VoIP related contracts from VTA was progressively paid in cash to VTA during the second quarter of 2010. As of June 30, 2010 the purchase consideration was fully paid to VTA.

Following payment of $1.0 million by Info-Accent to VTA, the transaction contemplated by the Marketing, Distribution and License Agreement executed on April 8, 2010 was deemed to be completed on July 7, 2010.

DESCRIPTION OF BUSINESS

History and Background

Global MobileTech, Inc, (formerly Trevenex Resources, Inc.) or Global MobileTech, GMT, us or we, was organized under the laws of the State of Nevada on December 10, 2007 to engage in exploration of mineral properties in North America and specifically the Bayhorse Silver Mine.  We have been an exploration stage company that has been primarily engaged in the exploration of the Bayhorse Silver Mine, located in Baker County, Oregon.  The Bayhorse Silver Mine historically produced silver, copper, lead, zinc, and antimony in a diverse zone of mineralization.  The Bayhorse Property comprises three patented mineral claims and 66 unpatented claims, BH 1-66, which surround the patented mining claims and collectively there are a total of approximately 1,365 acres, which make up the property.  Although we acquired mineral property and related mineral rights - quartz load mining claims, a substantial portion of our activities involved establishing the business and we have neither started exploring the mineral property, nor generated any revenue to date.

On September 1, 2009, we formed a wholly owned subsidiary, Trevenex Acquisitions, Inc. under the laws of the State of Nevada.

In April 2010, a majority of our shareholders authorized our management to change our corporate name from “Trevenex Resources, Inc.” to “Global MobileTech, Inc.” in order to reflect our changed business focus on the provision of mobile VoIP calls and mobile advertising services globally.  The name change was effective on May 17, 2010 after we filed a Certificate of Amendment to our Articles of Incorporation with the Secretary of State, Nevada.

During 2008 and 2009, we faced numerous difficulties and challenges in raising sufficient capital to commence and initiate our planned mineral exploration program.  In the light of this impediment, we decided to change our primary business and reorganize our organization structure, Board of Directors, and management to focus on the provision of mobile VoIP calls and mobile advertising services.  It is the intention of our new management to dispose of the patented mining claims as soon as practicable and to pursue the business in mobile VoIP calls and mobile advertising services.

Concurrent with our restructure, we established a wholly owned subsidiary in Malaysia to manage our businesses in Asia.   The new corporate structure of our company is summarized below.

Global MobileTech, Inc.
(“GMT”)
(Nevada)

Trevenex Acquisitions, Inc.
(“TA”)
(Nevada)
Wholly-owned subsidiary of GMT

Info-Accent Sdn Bhd
(“Info-Accent”)
(Malaysia) Wholly owned subsidiary of TA

Recent Business Developments

On March 15, 2010, we entered into a five-year exclusive Marketing, Distribution, and License Agreement with VTA, a Malaysian corporation.  The license agreement relates to our acquisition of the exclusive marketing rights for products developed by VTA and mobile Voice over Internet Protocol, or VoIP, calls and mobile advertising services for the express purpose of selling the products and  mobile VoIP calls and mobile advertising services in North America.  Subject to reaching certain goals, we will be authorized to continue to sell VTA’s products, VoIP calls, and mobile advertising services in the territory on an exclusive basis for the term of this license agreement.  In the event we do not meet certain minimum sales volumes ($1.5 million per year during the first three years) for two consecutive years, the agreement will revert to a non-exclusive agreement.  The provisions of the agreement require us to make a onetime only license fee payment to VTA in the amount of $500,000, within six months of the execution of the agreement. On April 26, 2010, VTA agreed to waive the royalty payment equivalent of two percent of the gross sales due and payable by us pursuant to clause 3.1.2 of the Marketing, Distribution, and License Agreement between us and VTA.

Info-Accent Sdn Bhd or Info-Accent, a private Malaysian company, became a wholly owned subsidiary of Trevenex Acquisitions, Inc., on April 7, 2010.  On April 8, 2010, Info-Accent entered into a five-year Exclusive Marketing, Distribution and License Agreement (the “License Agreement II”) with VTA pursuant to which VTA agreed to grant Info-Accent exclusive marketing, distribution and licensing rights for mobile VoIP calls and mobile advertising products and services developed by VTA in the countries of Malaysia, China, Hong Kong, India, Indonesia, Thailand, Vietnam, Cambodia, Philippines, Korea and Japan. The License Agreement II provides that Info-Accent shall pay a one-time license fee of Ringgit Malaysia 1.6 million (approximately $500,000) to VTA and an additional Ringgit Malaysia 1.6 million within 90 days of the execution date of the license agreement as consideration to acquire ongoing mobile VoIP calls and mobile advertising related contracts and operating assets from VTA.  The purchase consideration of $500,000 to acquire existing mobile VoIP related contracts from VTA were progressively paid in cash to VTA during the second quarter of 2010.  As of June 30, 2010 the purchase consideration was fully paid to VTA.   On July 7, 2010, Info-Accent and VTA executed a Supplemental Agreement to the Marketing, Distribution and License Agreement whereby VTA agreed to receive 769,000 unregistered shares of restricted common stock of Global MobileTech in lieu of cash payment as full and final payment of the $500,000 license fee.

In the event Info-Accent does not meet certain minimum sales volumes (RM 5 million (approximately $1.5 million) per year during the first three years) for two consecutive years, the agreement will revert to a non-exclusive agreement.  VTA shall not during the currency of the License Agreement II engage in any business howsoever which is in competition with or which may compete whether directly or indirectly with Info-Accent in Malaysia, China, Hong Kong, India, Indonesia, Thailand, Vietnam, Cambodia, Philippines, Korea and Japan.

On April 8, 2010, we executed an Option Agreement to purchase a patent application owned by VTA for $3.5 million.  The option to purchase the patent application ends 12 months after the date of the Option Agreement.  Pursuant to the Option Agreement, the one-time license fee of $500,000 payable by us to VTA under its license agreement and the license fee of $500,000 payable by Info-Accent to VTA under its license agreement will form part of the purchase consideration should we exercise its option to purchase the patent.

VTA is the legal owner of certain patent and technology rights under a patent application #12/164,259 entitled “Data communications between short-range enabled wireless devices over networks and proximity marketing to such devices” filed with the United States Patent and Trademark Office on June 30, 2008.  VTA has developed and commercialized, primarily in

Malaysia, patented proprietary technology for a number of applications that include mobile VoIP calls, mobile advertising, and mobile multimedia sharing services.

The acquisition of VTA’s license by Info-Accent on April 8, 2010, together with ongoing mobile VoIP calls and mobile advertising related contracts and operating assets from VTA has allowed Info-Accent to enter into the mobile VoIP calls and mobile advertising business to generate revenue immediately, without being exposed to any downside risks.

The option to acquire the patent application from VTA is to give us the security and the independence that we need to grow the company without being subjected to any form of control by a third party.  Once we acquire the patent application we and our subsidiary Info-Accent will terminate our respective license agreements with VTA.

These actions are designed to leverage on the knowledge and experience of the new board members and management team in the mobile VoIP calls and mobile advertising business to capture opportunities for growth.

Business Opportunities

Following the grant of an exclusive Marketing, Distribution, and License Agreement by VTA for North America and Asia and the acquisition of ongoing mobile VoIP calls and mobile advertising related contracts and operating assets from VTA for Asia, we expect to generate revenues for the next 6 to 18 months from the sale of mobile VoIP calls and mobile advertising services from:

i)

Private label partners who are seeking to generate additional revenue from their current and future customer base by selling our mobile VoIP calls and mobile advertising services under their own label without the technical, logistical and regulatory headaches associated with providing the services on their own

ii)

Marketers (channel partners) who are currently engaged in selling mobile services; and

iii)

Content partners who are primarily content publishers and developers and are seeking to monetize their unsold content inventory.

We plan to install an advertising server (“Ad Server”) that will pave the way for us to (i) enter the lucrative mobile advertising market globally; (ii) launch MobiCAST, a free access Mobile-Web Social Networking and Micro-Multimedia Blogging service that enables users to exchange text messages, photos, breaking news, gossips and videos from any mobile phone; and (iii) offer a unique mobile VoIP service that enables mobile communication devices to communicate with each other using the Internet.

We also plan to launch a rewards program that will provide advertisers with an effective means to reach a large audience with a targeted sales and marketing campaign.  The rewards program will give advertisers immediate and direct access to persons who have registered with us and have given their permission to receive mobile advertisements.  Incentive points will be awarded to registered users for viewing advertisements on their mobile phones.

Our mobile advertising ecosystem is made up of four interlocking components. Each quadrant is designed to be strategically connected with the Ad Server comprising of the Mobile Multimedia Sharing Gateway (“MMSG”) and a mobile VoIP Gateway that continuously generates activities between the four interlocked components to sustain the growth of the ecosystem.  The symbiotic relationship between the components is demonstrated by:

•

Brand and enterprise owners (advertisers) who need our community members/microbloggers (who are individuals who have registered with mobile social microblogging network and have given their permission to receive mobile ads from us on their mobile phone) and mobile phone users (consumers) to grow their business.

•	Consumers (community members + microbloggers) who need advertising agencies, content developers and publishers (content providers) for content
•	Content providers who need channel partners (marketers) to ultimately monetize their content, and
•	Marketers (channel partners) who need us as the ad enabler to insure that the ecosystem is well secured and operating efficiently.

Product Opportunities

1.  Mobile VoIP Calls

We plan to offer a “phone in a box” solution for migrant workers, students, budget conscious, and credit challenged people.

The Mobile VoIP Gateway, a component of the Ad Server enables calls to be made from basic mobile phones, which hitherto have been limited to smart phones and Personal Digital Assistant (PDA) phones only.  Such calls have been made possible by linking a network of cell servers to the internet, which are adapted for transmitting voice and other digital data over the internet. The solution implemented by our licensor, VTA, includes registering users of mobile phones into its social and microblogging network; and storing a device identifier along with a user identification number (“ID”) and password.

A contact list is stored for each registered user. The Mobile VoIP Gateway is able to discover the user’s device and logging the user into the network based on the device identifier and an entered user ID and password, receiving a communication request to chat with one of the listed contacts, or establishing a microblogging session with other bloggers using the free talk time previously awarded to the community members for receiving advertisements on their mobile phone.

The mobile VoIP application has given our license grantor VTA two advantages over its competitors, namely: i)   it does not require users to download any software onto their mobile phone to gain access to our VoIP service and ii)  VoIP calls can be made from any basic (entry level) mobile phone.

2.  Mobile Advertising

Mobile advertising has replaced mass communications with direct brand-to-consumers relationship.  The solution provided by VTA under our license agreements unites brands, content providers, and mobile phone users through our Ad Server to create a marketplace for mainstream mobile media consumption for:

(a)  Brand and enterprise owners

(b)  Advertising agencies

(c)  Mobile multimedia content publishers and developers; and

(d)  Consumers

a) Brand and Enterprise Owners

We plan to help brand and enterprise owners to control their costs and build their brand or enterprise through our services that promote mobility, flexibility and provide information via the mobile phone.

We plan to tap into mobile advertising by deploying offerings that create long-term loyalty among consumers and our mobile community members and microbloggers.

b) Advertising Agencies

We plan to help advertisers target mobile phone users and mobile community members and microbloggers in the most effective way.  Advertisers can achieve relevant targeting with a wide reach regardless of whether it is a basic mobile or smart phone.  The Ad Server enables multimedia content to be exchanged between mobile phone users giving us the opportunity to reach registered mobile phone subscribers in North America with relevant content at the right time and in the right location.

We plan to help global and local brands engage with a new audience in a fresh way that is mutually beneficial to all our stakeholders – brand and enterprise owners, channel and content partners, advertisers and agencies, mobile community members and microbloggers.

Agency planners and buyers will be able to plan, build, buy and execute a mobile campaign within minutes as well as follow up campaign performance in real time.

c) Mobile Multimedia Content Publishers and Developers

We plan to provide mobile multimedia content publishers and developers with an effective method of monetizing their mobile traffic.  The Ad Server seamlessly connects content publishers and developers to advertisers, mobile phone users and our mobile community members and microbloggers.

Content publishers and developers will be able to optimize their advertising revenue with the Ad Server platform by adding new revenue streams through the sale of space or content and creating new ad spaces.

d) Consumers

The rewards program to be purchased from VTA under the license agreements give advertisers immediate and direct access to consumers comprising of our community members, microbloggers and mobile phone users who have given their prior permission for advertisements to be disseminated to their mobile phones.  Incentive points will be awarded to the community members/microbloggers for viewing advertisements on their mobile phones.

Partnership Programs

Competition is intense out there and only the best will survive. We understand what it takes. The Partnership Programs will provide our partners the opportunity to be recognized as a leader in the provision of mobile advertising services.

We plan to view our partners as an extension of our team, playing a key role in the go-to-market strategy and our future overall success. Lead sharing, early product information and technical / sales training are among the many benefits of our program, designed to give our channel partner a distinct sales advantage.

(1) Channel Partner

The Channel Partner Program developed by our licensor VTA is open to any individual or company currently doing or wanting to do business with VTA under ongoing contracts we are acquiring from VTA. We plan to offer three levels of partnership which are designed to recognize and reward our partners in the sale of our mobile advertising services.

Partner categories and levels of VTA licensed technology:

Tier 1 -

Tier 1 Partners who qualify for the status and privileges of this category must complete the second level of our Technical and Sales training program. They must also demonstrate exceptional business performance, measured by revenue, support and training goals. Such partners must be actively engaged in selling our mobile advertising services and have proven to meet the most challenging advertiser requirements.

Tier 2 -

Value-added resellers offering mobile and online advertising services can qualify for the status and additional benefits of this category. Tier 2 Partners are required to complete the Technical and Sales training program and be actively involved in selling our mobile marketing services.

Tier 3 -

This level is open to any individual or company that is ready and willing to sell the mobile advertising services. At this level, requirements are minimal and we plan to offer a number of basic benefits to help get you off to highly successful start.

 (2) Content Partner

We plan to offer a new way for advertising agencies and content publishers and developers to monetize their unsold content inventory. The Content Partners will benefit from increased opportunities for monetization as well as the opportunity to promote their content globally through MobiCAST.

(a)    Advertising Agencies

As both viewers and advertisers flock to mobile advertising, publishers face powerful new revenue opportunities as well as new challenges and questions which include:

•	What is the most efficient way to accommodate a growing variety of mobile ad formats, sources and placements
•	How can you streamline increasingly complex mobile ad operations to support scalable business growth?
•	Can you maintain a high-retention viewer experience while serving more ads, in more places?
•	Is every aspect of your mobile advertising business performing as profitably as possible?

We plan to provide the transparency and control to meet the unique demands of the mobile advertising business by providing:

•

Source and manage ads from in-house and third party sources in many major screen sizes, using your existing display ad server, within a single seamless environment. We plan to bring new efficiency and scalability to your ad operations.

•	Control your site experience by defining, fine-grained ad plans for ad placements, formats and frequencies to balance your revenue and view retention goals.
•	Improve your business performance using powerful reporting tools to analyze current and historical data as well as manage your relationships in the lucrative mobile advertising marketplace.

        (b)   Content Publishers and Developers

Utilizing the VTA developed system, we plan to enhance our clients coverage by supplementing their in-house sales team. We will attach ads to their multimedia content for dissemination to the profiled list of Community Members and Micro-Multimedia Bloggers to be acquired from VTA. We plan to replace technical hurdles and operational bottlenecks with a streamlined scalable process to monetize our clients’ multimedia content and open a path to greater profitability.

Near-Term Goals and Strategic Objectives

Our goal is to establish Global MobileTech and our subsidiary Info-Accent as a leader in the emerging mobile VoIP calls and mobile advertising market in Asia. MobiCAST was launched in two stages over three months by our licensor VTA beginning November 2009 to a select group of users in China.  We are planning to conduct field tests in the U.S. during the third quarter of 2010 to lay the groundwork for a limited commercial rollout during the first quarter of 2011.

Our strategic objectives are:

i)     To complete by the fourth quarter of 2010, the ongoing load tests on the mobile VoIP Gateway with Channel Partners in the United States.

ii)   To establish further offices in the United States and Asia as well as enter into partnerships with parties synergistic to our business.

iii)  To build out the back-end infrastructure to support the operation of our mobile VoIP calls and mobile advertising network in the United States and Asia.

iv)  To create a competitive and integrated service by rolling out a business model that combines our user rewards program with the distribution of mobile advertisements.  We have the unique capability of giving our community members the option of making “free but paid for” VoIP calls from their basic mobile or their smart phones.

Competition

We believe that the mobile communications industry which includes VoIP calls, advertising and mobile social microblogging services is constantly evolving.  Digital in general encompasses more and more aspects like mobile phones, PDAs and other wires communication devices. Internet and digital channels are the fastest growing media around the world.  Broadband is now readily available at a fairly cheap rate and the regulatory environment in the U.S., China and Asia have also changed.

Our objective is to focus on providing integrated mobile VoIP communication and mobile advertising services within both the traditional and new media advertising space. We believe that changes in technology and the growth in digital media present us with opportunities to compete against media agencies.  These opportunities include pursuing new media possibilities that incorporate traditional advertising with relevant digital know-how.  We believe that these changes represent a growth opportunity for companies that are able to acquire and combine these new media skills with the traditional advertising model.

We will have competitors in the following business areas:

•	Online advertising
•	Mobile advertising
•	Traditional advertising agencies
•	Online blogging networks
•	Mobile microblogging networks

We believe the following companies to be examples of our key competitors in our different market segments. Many of these companies are significantly larger international companies and have substantially greater financial and professional resources than we do. Further, many of these competitors have or will have regional offices from which they can provide services across a wide range of markets for prospective clients. Our current location in Malaysia via our wholly owned subsidiary, Info Accent, is strategically located to enable us to serve our clients in China and Asia. We plan to compete against our larger competitors by delivering effective and strategic advertising and marketing campaigns with our rewards program.

1)  Online Advertising

Examples of online advertising include contextual ads on search engine results pages, banner ads, rich media ads, social network advertising, advertising networks and e-mail marketing, including e-mail spam. Our main competitors will include:

•	Google
•	DoubleClick (acquired by Google in 2007)
•	Yahoo
•	MSN (Microsoft)
•	AOL
•	Adbrite
•	Alibaba, China
•	Taobao, China
•	Sina, China

It is estimated that since 2008 Google controls approximately 69% of the online advertising market (http://www.browsermedia.co.uk/2008/04/01/doubleclick-deal-means-google-controls-69-of-the-online-ad-market/).

2)  Mobile advertising

Mobile advertising is closely related to online or internet advertising. Its reach is far greater than online advertising as there are 3.3 billion registered mobile phone users compared to 1.1 billion internet users worldwide. Our main competitors will include:

•	Virgin Mobile, USA
•	Navteq Media Solution
•	Microsoft Advertising
•	Third Screen Media (AOL)
•	Tencent, China
•	Madhouse, China
•	Focus Media, China

3) Traditional Advertising Agencies

Traditional advertising agencies are dedicated to creating, planning and handling advertising as well as overall marketing and branding strategies for their clients. Our main competitors will include:

•    Bernstein-Rein

•    Dentsu

•    MARC USA

•     Omnicom Group

•     WPP Group

•     Saatchi & Saatchi Advertising, China

•     JWT Thompson, China

•     Ogilvy & Mather, China

4)  Online Blogging Networks

Our main competitors will include:

•     Facebook

•     CollegeBlender.com

•     Flickr.com

•     Friendster.com

•    Gossipreport.com

•    Linkedin

•    Myspace

•    Qaiku

•    Thumbcast

5)  Mobile Microblogging Networks

Our competitors will include:

•    Twitter

•    Strands

•    Groovr

•    Jaiku

•    Identi.ca

•    NotePub

•    BuzzCity, Singapore

•    Mygamma, Singapore

Government Regulations

  Laws and regulations that apply to Internet communications, commerce and advertising are becoming more prevalent. These regulations could affect the costs of communicating on the Web and could adversely affect the demand for our advertising solutions or otherwise harm our business, results of operations and financial condition. The United States Congress has enacted Internet legislation regarding children’s privacy, copyrights, sending of commercial email (e.g., the Federal CAN-SPAM Act of 2003), and taxation. The United States Congress has passed legislation regarding spyware (i.e., H.R. 964, the “Spy Act of 2007”) and the New York Attorney General’s office has sued a major Internet marketer for alleged violations of legal restrictions against false advertising and deceptive business practices related to spyware.

The Controlling the Assault of Non-Solicited Pornography and Marketing Act of 2003, or CAN-SPAM Act, establishes requirements for commercial adverts and specifies penalties for commercial mobile that violates the Act. In addition, the CAN-SPAM Act gives consumers the right to require advertisers to stop sending them commercial adverts.

The CAN-SPAM Act covers messages sent for the primary purpose of advertising or promoting a commercial product, service, or Internet web site. The Federal Trade Commission, a federal consumer protection agency, is primarily responsible for enforcing the CAN-SPAM Act, and the Department of Justice, other federal agencies, State Attorneys General, and ISPs also have authority to enforce certain of its provisions.

The CAN-SPAM Act’s main provisions include:

• prohibiting false or misleading ad header information;
• prohibiting the use of deceptive subject lines;
• ensuring that recipients may, for at least 30 days after an ad is sent, opt out of receiving future commercial messages from the sender, with the opt-out effective within 10 days of the request;
• requiring that commercial ad be identified as a solicitation or advertisement unless the recipient affirmatively permitted the message; and
• requiring that the sender include a valid postal address in the ad message.

The CAN-SPAM Act also prohibits unlawful acquisition of recipients’ addresses, such as through directory harvesting, and transmission of commercial mobiles by unauthorized means, such as through relaying messages with the intent to deceive recipients as to the origin of such messages.

Violations of the CAN-SPAM Act’s provisions can result in criminal and civil penalties, including statutory penalties that can be based in part upon the number of adverts sent, with enhanced penalties for commercial advertisers who harvest recipients’ addresses, use dictionary attack patterns to generate mobile addresses, and/or relay adverts through a network without permission.

The CAN-SPAM Act acknowledges that the Internet offers unique opportunities for the development and growth of frictionless commerce, and the CAN-SPAM Act was passed, in part, to enhance the likelihood that wanted commercial ad messages would be received. We believe we are a leader in developing policies and practices affecting our industry and that our permission-based mobile marketing model and our anti-spam policy are compatible with current CAN-SPAM Act regulatory requirements. We are a founding member of the Email Sender and Provider Coalition, or ESPC, a cooperative industry organization founded to develop and implement industry-wide improvements in spam protection and solutions to prevent inadvertent blocking of legitimate commercial adverts. We maintain high standards that apply to all of our customers, including non-profits and political organizations, whether or not they are covered by the CAN-SPAM Act.

The CAN-SPAM Act preempts, or blocks, most state restrictions specific to email, except for rules against falsity or deception in commercial adverts, fraud and computer crime. The scope of these exceptions, however, is not settled, and some states have adopted email regulations that, if upheld, could impose liabilities and compliance burdens on us and on our customers in addition to those imposed by the CAN-SPAM Act.

Moreover, some foreign countries, including countries in Asia and China, have regulated the distribution of commercial adverts and the Internet collection and disclosure of personal information. Foreign governments may attempt to apply their laws extraterritorially or through treaties or other arrangements with U.S. governmental entities.

Our future customers may be subject to the requirements of the CAN-SPAM Act, and/or other applicable state or foreign laws and regulations affecting electronic marketing. If our customers’ mobile campaigns are alleged to violate applicable laws or regulations and we are deemed to be responsible for such violations, or if we were deemed to be directly subject to and in violation of these requirements, we could be exposed to liability.

The standard terms and conditions of sale we plan to use will require our customers to comply with laws and regulations applicable to their mobile marketing campaigns and to implement any required regulatory safeguards. We will take additional steps to facilitate our customers’ compliance with the CAN-SPAM Act, including the following:

• new customers signing up for our services must agree that they will send adverts through our service only to persons who have given their permission;
• when a contact list or database is uploaded, the customer must certify that it has permission to contact each of the addressees;

•     when an individual indicates that they want to be added to a mailing list, they may receive a confirmation email and may be required to confirm their intent to be added to the contact list, through a process called double opt-in;

• we will electronically inspect all of our customers’ contact lists to check for spam traps, dictionary attack patterns and lists that fail to meet our permission standards; and
• we will make use of an outbound call center which facility to call all of our opted-in clients in order to verbally validate their opt in records and contact permission.

The Federal Trade Commission (“FTC”) has recently issued its report on Self-Regulatory Principles for Internet Behavioral Advertising that promotes principles designed to encourage meaningful self-regulation with regard to Internet behavioral advertising within the industry. As evidenced by such report, the FTC maintains its support of self-regulation within the industry, however its message strongly encourages that industry participants come up with more meaningful and rigorous self-regulation or invite legislation by states, Congress or a more regulatory approach by the FTC. Such legislation or increased regulatory approach by the FTC may adversely affect our ability to grow the Company’s media division and effectively grow its behavioral targeting platform. Other laws and regulations have been adopted and may be adopted in the future, and may address issues such as user privacy, spyware, “do not email” lists, pricing, intellectual property ownership and infringement, copyright, trademark, trade secret, export of encryption technology, click-fraud, acceptable content, search terms, lead generation, behavioral targeting, taxation, and quality of products and services. This legislation could hinder growth in the use of the Web generally and adversely affect our business. Moreover, it could decrease the acceptance of the Web as a communications, commercial and advertising medium. The Company does not use any form of spam or spyware and has policies to prohibit abusive Internet behavior, including prohibiting the use of spam and spyware by our Web publisher partners.

Consumer Protection and Privacy Rights

We will not facilitate the delivery of spam messages to mobile phone subscribers. Prior to the delivery of a multimedia message we will ensure that there is an existing relationship between us, the Wireless Carrier or the Brand Owner and the subscriber to whom the message is being delivered, in which the subscriber has agreed to receive advertising messages. We believe that a mobile phone is a personal communications device and that it should not be abused.

We will collect personally identifiable information from consumers with the consumer’s permission.  The consumer provides this permission by opting into one of our programs. We will store personally identifiable information securely and do not use the data without the explicit, knowing permission of the consumer which is gained at the time we collect the data.

Our future Wireless Carriers or Brand Owner  customers will retain the right to use data they have obtained through explicit permission from a consumer; for example, if a consumer provides an email address to receive information and updates. We will rely on our customers’ consumer privacy policies and practices, as well as the consumer privacy policies and practices of the publisher websites included in each advertising campaign.  If our future Wireless Carriers or Brand Owner customers provide databases of their consumers, we will use this data on behalf of those customers, again pursuant to their consumer privacy policies. We will rely on our Wireless Carriers and Brand Owner customers to collect and maintain such data with the appropriate precaution and responsibility as stated in their privacy policies. The premise is that both the website providing the ad space and the advertiser (1) have an opt-in relationship with the customer, (2) have an opportunity to share their consumer privacy policies with their customer, and (3) provide an opportunity to opt-out.

We will collect certain technical data (such as type of browser, operating system, domain type, date and time of viewer’s response) when serving Internet advertisements. This type of information is defined by the Network Advertising Initiative as non-personally identifiable information. In addition, we will use non-personally identifiable information that we receive from websites, pursuant to their consumer privacy policies, about their visitors’ general demographics and interests in order to target appropriate advertising to the websites.

We will use “cookies,” among other techniques, to measure and report non-personally identifiable information to advertisers, such as the number of people who see their advertisements or emails and the number of times people see the advertisement. A cookie is a small file that is stored in a web user’s hard drive.  Cookies cannot read information from the web user’s hard drive; rather they allow websites and advertisers to track advertising effectiveness and to ensure that viewers do not receive the same advertisements repeatedly.  Cookies, by themselves, cannot be used to identify any user if the user does not provide any personally identifiable information.  They can be used, however, to record user preferences in order to allow personalization features such as stock portfolio tracking and targeted news stories.

Patent

We presently utilize licenses under the terms of our Exclusive Marketing, Distribution and License Agreement with VTA in connection with our mobile VoIP calls and mobile advertising business. We have yet to exercise our option to purchase patent application #12/164,259 entitled “Data communications between short-range enabled wireless devices over networks and proximity marketing to such devices” filed with the United States Patent and Trademark Office on June 30, 2008 owned by VTA for $3.5 million vide an Option Agreement that was executed between us and VTA on April 8, 2010.  The option to purchase the patent application ends on April 7, 2011, 12 months after the date of the Option Agreement.  Pursuant to the Option Agreement, the one-time license fee of $500,000 payable by us to VTA under its license agreement and the license fee of $500,000 payable by Info-Accent to VTA under its license agreement will form part of the purchase consideration should we exercise its option to purchase the patent.

Employees and Employment Agreements

At present, we have do not have any employees.  Our wholly owned Malaysian subsidiary, Info-Accent, has three employees, including our Chief Executive Officer, Chong Aik Fun and our Treasurer and Chief Financial Officer, Hon Kit Wong, who have similar officer positions at Info-Accent.  Our CEO and CFO are paid by Info-Accent under the terms of employee contracts pursuant to which they also render services to our company, Global MobileTech.  None of our officers or directors has an employment agreement with us.  An additional seven workers at Info-Accent are paid on a year to year contract basis.

 RISK FACTORS

Our operations and securities are subject to a number of risks.   We have identified and discussed the material risks that we are likely to face.  Should any of the following risks occur, they will adversely affect our operations, business, financial condition and/or operating results as well as the future trading price and/or the value of our securities.

RISKS RELATED TO OUR COMPANY AND OUR BUSINESS

In order to acquire the licenses necessary to launch our new business in mobile VoIP communication and the intellectual rights upon which the business is based, we and our wholly owned subsidiary will need to raise at least $0.5 million by September 2010 and in order to exercise our option to purchase the patent application we will need to raise an additional $2.5 million by April 2011.

Under the terms of our Exclusive Marketing, Distribution and License Agreement with VyseTECH Asia Sdn Bhd or VTA dated March 15, 2010, we must pay VTA a one time license fee of $500,000 by September 15, 2010.  Under the terms of the Exclusive Marketing, Distribution and License Agreement between our wholly owned subsidiary Info-Accent Sdn Bhd or Info-Accent and VTA dated April 8, 2010, we must pay VTA a one time license fee of $500,000 and an additional $500,000 to acquire certain ongoing mobile VoIP calls and mobile advertising related contracts and operating assets from VTA by July 8, 2010. Following the payment on behalf of Info-Accent of $1.0 million, $500,000 in cash and $500,000 in common stock, to VTA, the remaining amount due to VTA by Global MobileTech for the $500,000 license fee will need to be paid by September 15, 2010. In addition, on April 8, 2010, we entered into an Option Agreement with VTA under which we have the right to acquire a patent owned by VTA for $3.5 million, of which $1 million will be satisfied by the payments of the license fees under their respective license agreement by Info-Accent and ourselves.  We must exercise the option to purchase the patent by April 7, 2011.

In order to pay the license fees and to exercise the option to purchase the patent from VTA we will need to raise or earn an aggregate of at least $3 million.  If we are unable to raise the necessary funds to pay the license agreement fees through debt or equity financing we will lose our licenses and will be unable to pursue our new mobile VoIP business.

We will need additional financing in order to launch our new proposed businesses.

We currently do not have sufficient capital resources to launch our new proposed businesses that include mobile VoIP communication, mobile advertising and mobile multimedia sharing services in the US.  In addition to the $0.5 million to pay the amount owing under our license agreement dated March 15, 2010 and the $2.5 million to exercise our option to purchase a patent application from VTA, we will need to raise funds to launch our new business in North America and expand the business in Asia.  We estimate that it will require $400,000 to finance the set-up cost and working capital of our new business in the US and to further expand Info-Accent’s business in Asia. In addition to internally generated funds, we will need to raise additional funds from equity or debt financing for our future working capital requirements. We will continuously evaluate our financing requirements and may decide to consider alternative modes of financing.  We intend to allocate additional working capital, if any, to fund our advertising campaign for our new products and services. Our future capital uses and requirements depend on numerous forward-looking factors. These factors include but are not limited to the following:

•	The progress of our sales and marketing efforts in new geographical regions;
•	Our ability to establish and maintain strategic partnerships;
•	The costs of asserting or defending patent claims or other intellectual property rights;
•	The costs of expanding sales or distribution capabilities; and
•	The commercial success of our products.

No assurances can be given that we will be able to raise such equity or debt capital in the future on terms favorable to us, or at all.  The lack of availability of additional capital could cause us to curtail our operations and/or delay or prevent the launch and marketing of our new businesses.

We do not have extensive experience in raising equity or debt capital and therefore it may be difficult for us to raise the funds that we need in order to pay our license fees, launch our new business and exercise our option to purchase a patent application covering the technology necessary for our business, especially in the current economic situation.

To date, we have raised an aggregate of approximately $769,000 in equity capital and $20,000 in debt capital since our inception in December 2007. While our shares of common stock have been quoted on the OTC Bulletin Board since April

2009, there has been no trading activity of any kind in our quoted shares.  In addition, given the economic crisis and given the uncertainty as to whether there will be a significant economic recovery, it is currently very difficult to raise equity or debt capital for a company which is entering a new business, which does not have extensive experience in raising capital and does not have any public trading in its shares of common stock.

Our new management and Board of Directors are all citizens of Malaysia who live in Malaysia and who do not have extensive experience operating in the North American market.

All of our officers and the members of our Board of Directors live and work in Malaysia.  Several of them, including our Chief Executive Officer and Chief Financial Officer also have such positions with our wholly owned Malaysian subsidiary, Info-Accent pursuant to employment contracts.  Few of our new management and Board of Directors have experience operating in North America.  They will need to hire staff in the U.S. in order to launch and manage our new business of mobile VoIP services in the U.S.

Under the terms of our license agreement with VTA and that of our Malaysian subsidiary Info-Accent, we must meet minimum annual sales volume of $1 million per year in each of the North American and Asian markets and if we fail to meet such sales volume for two consecutive years our licenses will become non-exclusive in the relevant market

If we fail to meet minimum annual sales volume requirements of $1 million under our license agreement with VTA for two consecutive years from the date of our license agreement, that is for the years ending March 15, 2011 and March 15, 2012, our right to sell the products and services under the license agreement on an exclusive basis will automatically expire and we will have to operate on a non-exclusive basis which could be very detrimental to our business competitiveness.  The same is true of the license agreement between our subsidiary Info-Accent with regard to Asia, with the minimum annual sales volume requirement set at Ringgit Malaysia 5 million (approximately $1.5 million). Especially in the North American market, it may be difficult for us to achieve the minimum annual sales volume requirement as we have to launch this new business for the first time in this market.

If, however, we exercise our option to purchase a patent application from VTA and terminate our license agreements, we will not be subject to these minimum annual sales volume requirements.

Instability in the credit market could have a material adverse effect on our results of operations and financial condition.

If we require debt financing, and such debt financing is not available, or is not available on terms and conditions acceptable to us, we may not be able to borrow money to finance our operations.  Recently, domestic and international financial markets have experienced unusual volatility and uncertainty.  If we require such debt financing and this volatility and uncertainty persists, our ability to borrow money to finance such operations may be materially and adversely impacted, and the cost of such borrowing will be higher. In addition, we may find it difficult, costly or impossible to refinance any indebtedness that may be maturing.  If interest rates are higher when any debt we may have is refinanced, we may not be able to continue to finance our operations and our income could be reduced.  In addition, if we pay fees to lock-in a favorable interest rate, falling interest rates or other factors could require us to forfeit these fees.  All of these events would have a material adverse effect on our results of operations and financial condition.

We need to manage growth in operations to maximize our potential growth and achieve our expected revenues and our failure to manage growth will cause disruption of our operating resulting in the failure to generate revenue.

In order to maximize potential growth in our current and potential markets, we believe that we must expand our sales and marketing operations and enter into the mobile advertising industry. This expansion will place a significant strain on our management and our operational, accounting, and information systems. We expect that we will need to continue to improve our financial controls, operating procedures, and management information systems. We will also need to effectively recruit, train, motivate, and manage our employees. Our failure to manage our growth could disrupt our operations and ultimately prevent us from generating the revenues we expect.

Our operating results may fluctuate significantly as a result of a variety of factors, many of which are outside of our control.

We are subject to the following factors, among others, that may negatively affect our operating results:

•	the announcement or introduction of new products and services by our competitors;
•	damage to our image and brand as a result of third-party actions, such as the failure of our third-party technology providers to deliver anticipated technology;
•	our ability to upgrade and develop our systems and infrastructure to accommodate growth;
•	our ability to attract and retain key personnel in a timely and cost effective manner;

•	technical difficulties;
•	the amount and timing of operating costs and capital expenditures relating to the expansion of our business operations and infrastructure;
•	regulation by foreign, federal, state or local governments; and
•	general economic conditions as well as economic conditions specific to the mobile phone industry.

As a result of our limited United States operating history and the uncertain nature of the markets in which we compete, it is difficult for us to forecast our revenues or earnings accurately.  We have based our current and future expense levels largely on our plans and estimates of future events, although certain of our expense levels are, to a large extent, fixed. We may be unable to adjust spending in a timely manner to compensate for any unexpected revenue shortfall.  Accordingly, any significant shortfall in revenues relative to our planned expenditures would have an immediate adverse effect on our business, results of operations and financial condition.  Further, as a strategic response to changes in the competitive environment, we may from time to time make certain pricing, service or marketing decisions that could have a material and adverse effect on our business, results of operations and financial condition.  Due to the foregoing factors, our revenues and operating results are difficult to forecast.

The international nature of our operations exposes us to special risks.

We currently intend  to continue to operate  within  the  United States and Asia.  There are special risks related to doing business in Asia and other non-U.S. markets many of which are beyond the company's control, including, but not limited to:

•

unanticipated changes in tariffs, customs, duties and other trade barriers;

•

political and economic risks;

•

translation and transaction exposure from fluctuations in exchange rates of other currencies; and

•

potentially adverse tax and cash flow consequences resulting from operating in multiple countries with different laws and regulations.

We cannot assure you that our organic growth strategy will be successful which may result in a negative impact on our growth, financial condition, and results of operations and cash flow.

One of our strategies is to focus on classified advertisements and targeted to lower income earners and students. However, many obstacles to entering such new markets exist, including, but not limited to, development costs, costs associated with marketing efforts and maintaining attractive foreign exchange ratios. We cannot, therefore, assure you that we will be able to successfully overcome such obstacles and establish our products in any additional markets. Our inability to implement this organic growth strategy successfully may have a negative impact on our growth, future financial condition, and results of operations or cash flows.

If we are unable to successfully implement our business plan, our financial condition would be impaired.

If we are unable to successfully implement our business plan, our financial condition and performance would be impaired. Our business plan and strategy include numerous elements that may be difficult or costly to execute, and we may not be successful in implementing these elements and can provide no assurance that it will do so. We seek to exploit technology that often does not have well-established markets and in which there is great competition. Our ability to develop the new businesses, including our mobile VoIP communication services in the United States is unproven. Even if we successfully implement our business plans, there may be insufficient demand for our products and services, in which event we will not generate sufficient revenues to offset our planned expenditures, thereby having an adverse effect on our business operations and financial condition.

Failure to hire or retain qualified personnel could hurt our business.

Our future success and performance are dependent on our ability to identify, hire, train and retain experienced technical and marketing personnel, especially in the United States.  We face significant competition for employees with the skills required for our business.  There can be no assurance that we will succeed in attracting and retaining the services of qualified and experienced technical and marketing personnel.  Any inability may have in attracting and retaining such personnel could have materially adverse effects on our results of operations and financial condition.

We depend on key personnel.

We are dependent upon the continued services of our senior management.  The loss of any of our senior management personnel or other key personnel, through incapacity or otherwise, could have a material adverse effect on our business and could require us to seek and retain other qualified personnel.

Delays in the implementation or cancellation of contracts may impact on our revenue and profitability.

We obtain contracts in which we sell our mobile VoIP communication and mobile advertising services to mobile operators and TV station operators and retail operators. Our contracts may be subject to significant delay or cancellation due to financial difficulties faced by our customers and delays or problems in our customers' operations.

We may incur significant costs to ensure compliance with the corporate governance and accounting requirements of the United States of America

We may incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly.  We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage.  As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our Board of Directors or as executive officers.  We are currently evaluating and monitoring developments with respect to these newly applicable rules and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

We may never pay any dividends to shareholders.

We have not declared any cash dividends to our common stock and the Board of Directors does not expect to declare or distribute dividends for the foreseeable future. The declaration, payment and amount of any future dividends will be made at the discretion of the Board of Directors, and will depend upon, among other things, the result of our operations, cash flows and financial condition, operating and capital requirement, and other factors as the Board of Directors considers relevant. We intend to retain earnings, if any, as necessary to finance the operation and expansion of our business. There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend.

RISKS RELATED TO OUR COMMON STOCK

We will need to raise additional capital to pay our license agreement fees, to launch our new mobile VoIP business and the exercise the option to purchase the patent application from our licensor.  In so doing, we will further dilute the total number of shares issued and outstanding.     There can be no assurance that this additional capital will be available or accessible by us.

We will need to raise additional capital in the aggregate amount of at least $4.4 million over the next year and a half to pay our license agreement fees, to launch our new mobile VoIP business and the exercise the option to purchase the patent application from our licensor, by issuing additional shares of common stock and will, thereby, increase the number of common shares outstanding.  There can be no assurance that this additional capital will be available to meet these continuing exploration and development costs or, if the capital is available, that it will be available on terms acceptable to us.  If we are unable to obtain financing in the amounts and on terms deemed acceptable, our business and future success will almost certainly be adversely affected.  If we are able to raise additional capital, we cannot be assured that it will be on terms that enhance the value of our common shares.

Currently, there is no active trading market for our securities on the OTC Bulletin Board, and there can be no assurances that any public market will ever develop or that our common stock will be quoted for trading and, even if quoted, it is subject to significant price fluctuations.

We have a trading symbol for our common stock, GLMB, which permits our shares to be quoted on the OTCBB. However, our stock has yet to be traded (with the exception of a few trades in late May 2010) since approval of our quotation on the over-the-counter bulletin board by Financial Industry Regulatory Authority (“FINRA”) on April 15, 2009. Consequently, there can be no assurances as to whether:

•	any market for our shares will develop;
•	the prices at which our common stock will trade; or
•

the extent to which investor interest in us will lead to the development of an active, liquid trading market. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

In addition, our common stock is unlikely to be followed by any market analysts, and there may be few institutions acting as market makers for our common stock. Either of these factors could adversely affect the liquidity and trading price of our common stock. Until our common stock is fully distributed and an orderly market develops in our common stock, if ever, the price at which it trades is likely to fluctuate significantly. Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to elsewhere in these risk factors, investor perception of us and general economic and market conditions.  No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock.

If we complete a financing through the sale of additional shares of our common stock in the future, then our shareholders will experience dilution.

The most likely source of future financing presently available to us is through the sale of shares of our common stock.  Any sale of common stock will result in dilution of equity ownership to existing shareholders.  This means that if we sell shares of our common stock, more shares will be outstanding and each existing shareholder will own a smaller percentage of the shares then outstanding.  To raise additional capital we may have to issue additional shares, which may substantially dilute the interests of existing shareholders. Alternatively, we may have to borrow large sums, and assume debt obligations that require us to make substantial interest and capital payments.

Volatility in the market for our common stock may affect the ability of shareholders to sell their shares

Volatility in the market for our common stock may affect the ability of shareholders to sell their shares in the event the Shares are registered or become saleable under Rule 144.

The market for our stock is limited and our stock price may be volatile and our stock has yet to be traded. In the event the Shares are registered with the Securities and Exchange Commission pursuant to the 1933 Act, or they becomes saleable under Rule 144 of the 1933 Act, such volatility in the market price and tradability of our stock may cause our stockholders difficulty in selling their Shares in the marketplace.

Your ownership could be diluted by future issuance of our stock, options, warrants or other securities.

Your ownership in Global MobileTech may be diluted by future issuance of capital stock or the exercise of outstanding or to be issued options, warrants or convertible notes to purchase capital stock.  In particular, we may sell securities in the future in order to finance operations, expansions or particular projects or expenditures.

The application of the “penny stock” rules could adversely affect the market price of our common stock and increase your transaction costs to sell those shares.

When the trading price of a security is below $5.00 per share as is the case with our common stock, the open-market trading of the security is subject to the “penny stock” rules. The “penny stock” rules impose additional sales practice requirements on broker-dealers who sell securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse).  For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of securities and have received the purchaser’s written consent to the transaction before the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the broker-dealer must deliver, before the transaction, a disclosure schedule prescribed by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell our common stock and may affect the ability of investors to sell their common stock in the secondary market.

The market for “Penny Stock” has experienced numerous fraud and abuses, which could adversely impact investors in our stock.

We believe that the market for penny stocks has suffered from patterns of fraud and abuse. Such patterns include:

•	control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;
•	manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

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“boiler room" practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

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wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

We believe that many of these abuses have occurred with respect to the promotion of low price stock companies that lacked experienced management, adequate financial resources, an adequate business plan and/or marketable and successful business or product.

We have authorized, but unissued, shares of preferred stock available for issuance, which could negatively affect the value of our common stock.

Our Articles of Incorporation had authorized 10,000,000 preferred stock at par value of $0.001 per share, of which none have been designated or issued. Our Board of Directors has the power to issue any or all of these undesignated additional shares without shareholder approval; and such shares can be issued with such rights, preferences, and limitations as may be determined by our Board of Directors. The rights of the holders of common stock will be subject to, and may be adversely affected by, the rights of any holders of preferred stock that may be issued in the future. Authorized and unissued preferred stock could delay, discourage, hinder or preclude an unsolicited acquisition of us, could make it less likely that shareholders receive a premium for their shares as a result of any such attempt, and could adversely affect the market prices of, and the voting and other rights, of the holders of outstanding shares of common stock.

If an active trading market for our stock is developed, future sales of shares under Rule 144 could negatively affect the market price of our common stock.

If an active trading market for our stock on the OTC Bulletin Board is developed, then sales of common stock in the public market could adversely affect the market price of our common stock.  There are at present 1,895,270 shares of common stock issued and outstanding.  On December 10, 2007, we issued 300,000 shares of restricted common stock issued at $0.001 to three founders.   On December 26, 2007, pursuant to an assignment of an Option to Purchase Agreement dated December 14, 2007 from Scott Wetzel one of our founders and former President/CEO, we exercised the option to purchased three patented mining claims located in Baker County, Oregon.  As a part of that transaction, we issued 200,000 shares of restricted common stock at $0.001 per share to owners of Ibex Minerals, Inc., a non-affiliated company.  These 500,000 total outstanding shares have been registered with the Securities Exchange Commission and are currently restricted pursuant to Rule 144 promulgated by the SEC under the 1933 Act, but can be sold pursuant the S-1 registration statement.  Rule 144 provides, in essence, that a person holding restricted securities for six months from the date the securities were purchased from the issuer, or an affiliate of the issuer, and fully paid, may sell limited quantities of the securities to the public without registration, provided there shall be certain public information with respect to the issuer. Pursuant to Rule 144, securities held by non-affiliates for more than one year may generally be sold without reference to the current public information or broker transaction requirements, or the volume limitations.  None of the current outstanding restricted shares are available for resale pursuant to Rule 144.  The sale of some or all of the currently restricted shares of common stock could have a material negative impact upon the market price of the shares if a market for the share should develop in the future.

FINANCIAL INFORMATION

MANAGEMENT DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Overview

The following discussion of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and the notes to those statements included elsewhere in this current report. In addition to the historical consolidated financial information, the following discussion and analysis contains forward-looking statements that involve risks and uncertainties. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors" and elsewhere in this current report.

Our company, Global MobileTech, was organized under the laws of the State of Nevada on December 10, 2007 under our former name, Trevenex Resources, Inc. to engage in exploration of mineral properties in North America and specifically the Bayhorse Silver Mine.  We have been an exploration stage company and subsequently a development stage company that has been primarily engaged in the exploration of the Bayhorse Silver Mine, located in Baker County, Oregon.  The Bayhorse Silver Mine historically produced silver, copper, lead, zinc, and antimony in a diverse zone of mineralization. The Bayhorse Property comprises three patented mineral claims and 66 unpatented claims, BH 1-66, which surround the patented mining claims and collectively there are a total of approximately 1,365 acres, which make up the property.  Although we acquired mineral property and related mineral rights - quartz load mining claims, a substantial portion of our activities involved establishing the business and we have neither started exploring the mineral property, nor generated any revenue to date.

During 2008 and 2009, we faced numerous difficulties and challenges in raising sufficient capital to commence and complete our planned mineral exploration program.  In the light of this impediment, we decided to change our primary business and reorganize our organization structure, Board, and management to focus on the provision of mobile VoIP calls and mobile advertising services.  It is the intention of our new management to dispose of the patented mining claims as soon as practicable and to pursue the business in mobile VoIP calls and mobile advertising services.

 The new Board and management team is lead by our new Chairman, Mohd Aris Bernawi. Prior to his appointment as our Chairman and Director, Mr. Bernawi was a Senior Director of the Malaysian Communications and Multimedia Commission, a Malaysian government agency entrusted with the role of promoting and regulating the communications and multimedia industry and enforcing the communications and multimedia laws in Malaysia. He is assisted by President and CEO, Aik Fun Chong, and Chief Financial Officer and Treasurer, Hon Kit Wong and Valerie Hoi Fah Looi, Secretary.

In 2010, we initiated the following steps to realize our new objective of becoming a provider of mobile VoIP calls and mobile advertising services globally:

On March 15, 2010, we entered into a five-year exclusive Marketing, Distribution, and License Agreement with VyseTECH Asia Sdn Bhd, or VTA, a Malaysian corporation.  The license agreement relates to our acquisition of  the exclusive marketing rights for products developed by VTA and  mobile VoIP calls and mobile advertising services for the express purpose of selling the products and  mobile VoIP calls and mobile advertising services in North America.  Subject to reaching certain goals, we will be authorized to continue to sell VTA’s products, VoIP calls, and mobile advertising services in the territory on an exclusive basis for the term of this license agreement.  In the event we do not meet certain minimum annual sales volumes ($1 million per year for the first three years) for two consecutive years, the agreement will revert to a non-exclusive agreement.  The provisions of the agreement require us to make a onetime only license fee payment to VTA in the amount of $500,000, within six months of the execution of the agreement on March 15, 2010.  As of July 7, 2010, this license fee has not been paid to VTA.

Info-Accent Sdn Bhd or Info-Accent, a private Malaysian company, became a wholly owned subsidiary of Trevenex Acquisitions, Inc., a Nevada corporation that is a wholly owned subsidiary of GMT, on April 7, 2010. On April 8, 2010, Info-Accent entered into a five-year Exclusive Marketing, Distribution and License Agreement with VTA pursuant to which VTA agreed to grant Info-Accent exclusive marketing, distribution and licensing rights for mobile VoIP calls and mobile advertising products and services developed by VTA in the countries of Malaysia, China, Hong Kong, India, Indonesia, Thailand, Vietnam, Cambodia, Philippines, Korea and Japan.

The license agreement provides that Info-Accent shall pay a one-time license fee of Ringgit Malaysia 1.6 million (approximately $500,000) to VTA and an additional Ringgit Malaysia 1.6 million within 90 days of the execution date of the license agreement as consideration to acquire ongoing mobile VoIP calls and mobile advertising related contracts and operating assets from VTA.  The purchase consideration of $500,000 to acquire existing mobile VoIP related contracts from VTA were progressively paid in cash to VTA during the second quarter of 2010.  As of June 30, 2010 the purchase consideration was fully paid to VTA. On July 7, 2010, Info-Accent and VTA executed a Supplemental Agreement whereby VTA agreed to receive 769,000 unregistered shares of restricted common stock of GMT in lieu of cash payment as full and final payment of the $500,000 license fee.

In the event Info-Accent does not meet certain minimum annual sales volumes (RM 5 million (approximately $1.5 million) per year for the first three years) for two consecutive years, the agreement will revert to a non-exclusive agreement.  VTA shall not during the currency of the license agreement engage in any business howsoever which is in competition with or which may compete whether directly or indirectly with Info-Accent in Malaysia, China, Hong Kong, India, Indonesia, Thailand, Vietnam, Cambodia, Philippines, Korea and Japan.

On April 8, 2010, we executed an Option Agreement to purchase a patent application owned by VTA for $3.5 million.  The option to purchase the patent application ends 12 months after the date of the Option Agreement.  Pursuant to the Option Agreement, the one-time license fee of $500,000 payable by Global MobileTech  to VTA under its license agreement and the license fee of $500,000 payable by Info-Accent to VTA under its license agreement will form part of the purchase consideration should we exercise its option to purchase the patent.

VTA is the legal owner of certain patent and technology rights under a patent application #12/164,259 entitled “Data communications between short-range enabled wireless devices over networks and proximity marketing to such devices” filed with the United States Patent and Trademark Office on June 30, 2008.  VTA has developed and commercialized, primarily in

Malaysia, patented proprietary technology for a number of applications that include mobile VoIP calls, mobile advertising, and mobile multimedia sharing services.

The acquisition of VTA’s license by Info-Accent on April 8, 2010, together with ongoing mobile VoIP calls and mobile advertising related contracts and operating assets from VTA has allowed Info-Accent to enter into the mobile VoIP calls and mobile advertising business to generate revenue immediately, without being exposed to any downside risks.

The option to acquire the patent application from VTA is to give us the security and the independence that we need to grow the company without being subjected to any form of control by a third party.

In April 2010, a majority of our shareholders authorized our management to change our corporate name from “Trevenex Resources, Inc.” to “Global MobileTech, Inc.” in order to reflect our changed business focus on the provision of mobile VoIP calls and mobile advertising services globally.  The name change was effective on May 17, 2010 after we filed a Certificate of Amendment to our Articles of Incorporation with the Secretary of State, Nevada.

These actions are designed to leverage on the knowledge and experience of the new board members and management team in the mobile VoIP calls and mobile advertising business to capture opportunities for growth.

RESULTS OF OPERATIONS FOR THE FISCAL YEARS ENDED JUNE 30, 2009 AND 2008.

We are now a development stage corporation. We have generated no revenues from our business operations since inception and have incurred $143,252 in expenses through June 30, 2009.

The following table provides selected financial data derived from our audited financial statements as of June 30, 2009, and 2008.

SELECTED BALANCE SHEET DATA:	For the Fiscal Year ended June 30, 2009	For the Fiscal Year ended June 30, 2008
Current Assets:	$ 60	$ 14,462
Total Assets:	$ 40,060	$ 54,462
Total Liabilities:	$ 13,012	$ 12,678
Stockholders’ Equity:	$ 27,048	$ 41,784

Our cash in the bank as of June 30, 2009 was $60. Net cash provided by financing activities since inception through June 30, 2009 was $146,600 raised from the sale of our common stock and loans.

The following table sets forth for the periods indicated certain statement of operations data: This table should be read in conjunction with our financial statements and notes thereto.

SELECTED STATEMENTS OF OPERATIONS DATA:	For the Fiscal Year ended June 30, 2009	For the Fiscal Year ended June 30, 2008
Net Revenue:	$ 0	$ 0
Cost of Services:	$ 0	$ 0
Gross Profit:	$ 0	$ 0
Operating Expenses:	$ 64,736	$ 78,516
Net Loss:	$ (64,736)	$ (78,516)
Net Loss Per Common Share	$ (0.04)	$ (0.05)

For the fiscal year ended June 30, 2009, our total expenses were $64,736 as compared to $78,516 for the period from December 10, 2007 (inception) through June 30, 2008. This decrease was due to a reduction in professional fees.

We are now a development stage company and we are still devoting substantially all of our efforts on establishing the business and our planned principal operations have not commenced. During the period from December 10, 2007, through June 30, 2009, we had an accumulated deficit of $143,252.

We are in the process of launching our new business plan of sales and marketing of mobile VoIP calls and mobile advertising services in the United States and Asia. This change in business direction moved us from the exploration stage to the development stage.

All losses accumulated since inception has been considered as part of our exploration/development stage activities.

While our management believes that we will be successful in our capital formation and planned operating activities, there can be no assurance that we will be able to raise additional capital, or be successful in the development and commercialization of our mobile VoIP calls and mobile advertising services that will generate sufficient revenues to sustain our operations.

We have incurred an operating loss since inception and our cash resources are insufficient to meet our planned business objectives.  These and other factors raise substantial doubt about our ability to continue as a going concern.

LIQUIDITY AND CAPITAL RESOURCES

Since inception, our main cash source has been the sale of our equity securities. Upon inception, we issued 100,000 shares of common stock to two (2) Directors for $100 each and 100,000 shares to our founder for $100. We also issued 200,000 shares in connection with the purchase of three (3) patented mining claims located in Baker County, Oregon. In December 2007, we completed an offering of 1,000,000 shares of our common stock to 43 individuals for a consideration of $100,000. The offering was made pursuant to the exemption from registration contained in Rule 504 of Regulation D under the Securities Act. On June 11, 2009, we sold 185,200 shares of our common stock at $0.25 per share, or $46,300 in aggregate, and in June of 2009, our debt holders converted $3,700 of accounts payable into an aggregate of 14,800 shares of common stock at $0.25 per share. On July 1, 2009, we issued 50,000 unregistered shares of common stock, par value $0.001, in exchange for consulting services and $5,000 cash. We sold these restricted shares to further capitalize the company in order to pay operating expenses and to execute our business plan. We have exhausted proceeds from these sales due to substantial payment of accounts payable.  Marycliff Investment Corp. loaned the company $500 on August 14, 2009, at six percent (6%) interest per annum that matured on June 30, 2010 and granted a further extension due date to September 30, 2010.  Peter Swan Investment-Management, Ltd. loaned us $17,500 on November 12, 2009, at seven percent (7%) per annum for a period of one hundred twenty (120) days, which matured on June 9, 2010 and also granted a further extension due date to September 9, 2010. Raymond J. Kuh, a former officer and Director loaned us $2,000 on December 7, 2009, at six percent (6%) per annum that matured on June 7, 2010 and granted a further extension due date to September 7, 2010.

On May 11, 2010, we sold 145,270 unregistered shares of our common stock at $0.65 per share, or $94,425.50 in aggregate to two accredited investors and one accredited officer. On July 7, 2010, we issued 769,000 unregistered shares of our common stock to two accredited investors and three non-accredited investors at $0.65 per share or $499,850.00 in aggregate.

We used most of the proceeds from our private placements since inception to acquire three patented mining claims, pay the license fee to VTA and pay expenses related to becoming a public company.  Due to our lack of working capital, we have not been able to initiate any exploration on our property.

As of June 30, 2010, we had cash assets of $18,427 as compared to $60 as of June 30, 2009.

For the years ended June 30, 2009 and 2008, we have not realized any revenue from our business operations, have achieved losses since inception, and have relied upon the sale of our securities and loans from our officers and Directors to fund operations.  We will require financing in order to pay the fees due under our license agreement with VTA as well as to initiate our new business activities in the area of mobile VoIP calls and mobile advertising services.  Our auditors have issued a going concern opinion, raising substantial doubt about our financial prospects, and our ability to continue as a going concern.

We intend to meet the balance of our cash requirements for the next twelve months through a combination of suppliers’ financing, debt financing, equity financing by way of private placements and internally generated funds from our new business.  We currently do have arrangements in place for the completion of private placement financing sufficient to meet all of our capital requirements over the next six months and there is no assurance that we will be successful in completing private placement financing.  There is no assurance that any financing will be available or if available, on terms that will be acceptable to us.  We may not raise sufficient funds to fully carry out our business plan.

DESCRIPTION OF PROPERTY

Since our inception on December 10, 2007, our principal place of business and corporate offices have been located at 25 West Cataldo, Suite A, Spokane, WA. 99202.  We have agreed to pay our former Chief Executive Officer $200 per month for rent and a variety of services which include secretarial, phone, copy machine, computer access and office supplies.  On January 1, 2008, we signed a one year lease with our former Chief Executive Officer for use of our business premises, which consists of 1200 square feet.

On December 26, 2007, we purchased all right, title and interest in the three patented claims comprising the Bayhorse Silver Mine from five owners of IBEX Minerals, Inc.  The Bayhorse Silver Mine comprises three patented mining claims containing a total of 45 acres and 66 unpatented mining claims consisting of 1,365 acres.  The property was quit claimed to us and recorded on December 26, 2007 in the county assessor’s office in Baker City, Oregon and with the office of the United States Bureau of Land Management in Portland, Oregon so we have full legal ownership rights to the Bayhorse mining claims, including the mineral and water rights.  The Bayhorse Property is located near the Snake River approximately 6.5 miles northeast of the town of Huntington, Oregon, in sections 8,9,16,17,19,20 and 21, T. 13 S., R. 45 E., Willamette Meridian.  The area is presently accessible by a well maintained county road. The registered mining claims are summarized below.

Unpatented Mining Claims	OMC #
BH 1 through BH 66	163188 through 163253

Patented Mining Claims	Mineral Survey Number
OK Quartz Load	M.S. 301
Rapid Quartz Load	M.S. 30o
Bayhorse Quartz Load	M.S. 133

In January 2008, our agents staked 66 unpatented mining claims surrounding the three patented claims, totaling approximately 1,365 acres.  We do not own the land that makes up the unpatented claims, but we have the right to explore for commercial mineralization and in the event commercial minerals exist, we may, under certain conditions, extract those minerals.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, of July 15, 2010, with respect to the beneficial ownership of the outstanding common stock and warrants by (i) any holder of more than five percent, (ii) each of our executive officers, directors and director designees, and (iii) our executive officers, directors and director designees as a group.  As of July 15, 2010, there were 2,664,270 shares of common stock outstanding.

Shares of common stock subject to stock options and warrants that are currently exercisable or exercisable within 60 days of July 15, 2010 are deemed to be outstanding for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

(1)  Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.  Each of the beneficial owners listed above has direct ownership of and sole voting power and investment power with respect to the shares of the Company’s common stock.

(2) The holdings of Hong Choo Lim include 134,000 shares of common stock and a warrant to purchase 42,000 shares of common stock at $1.00 per share.

(3) Mohd Aris Bernawi, Valerie Hoi Fah Looi and Chee Hong Leong were appointed as Directors on March 25, 2010. Their address is c/o Global MobileTech, Inc. 25 West Cataldo, Spokane, Washington 99202.
(4) Valerie Hoi Fah Looi, Secretary and Director. The holdings of Ms. Looi include 51,270 shares of common stock and a warrant to purchase 25,635 shares of common stock at $1.00 per share.
(5) Aik Fun Chong was appointed as President and Chief Executive Officer on March 25, 2010. His address is c/o Global MobileTech, Inc. 25 West Cataldo, Spokane, Washington 99202.
(6) Hon Kit Wong was appointed as Treasurer and Chief Financial Officer on March 25, 2010. His address is c/o Global MobileTech, Inc. 25 West Cataldo, Spokane, Washington 99202.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following sets forth certain information with respect to each of our Directors and executive officers as of July 15, 2010.

Name	Age	Position and Office	Year Appointed
Mohd Aris Bernawi	56	Director	2010
Valerie Hoi Fah Looi	51	Secretary, Director	2010
Chee Hong Leong	45	Director	2010
Aik Fun Chong	37	President, Chief Executive Officer	2010
Hon Kit Wong	33	Treasurer, Chief Financial Officer	2010

Set forth below is a brief description of the recent employment and business experience of our officers and Directors:

Mohd Aris Bernawi, 56, has over thirty years working experience in the government sector. The last 10 years was spent in his current position as Senior Director at the Malaysian Communications and Multimedia Commission (“MCMC”). Aris started his career at the Ministry of Defense (Defense Research Centre) in 1974 and later joined the Telecommunications Department of Malaysia in 1977 upon completion of his first degree at Portsmouth Polytechnic, England. He was appointed Deputy Director General of the Telecommunications Department in 1994 before joining MCMC in 1999. He is a Fellow of the Institution of Engineers Malaysia (IEM), registered with Board of Engineers Malaysia (BEM), member of the Institution of Engineering and Technology (IET) and chartered engineer with Engineering Council, United Kingdom.

Valerie Hoi Fah Looi, 51, is currently serving as Director and Secretary of Global MobileTech and our wholly owned U.S. subsidiary, Trevenex Acquisition, Inc. Prior to joining our company, she held the position of Director and Secretary at Secured Digital Applications, Inc. from April 1999 to March 2009.  Currently, Ms. Looi is a Director of China Mobile Media, Inc. and oversees its business development and corporate services in Asia and has served in that capacity since April 2009. Prior to her assuming her role in Secured Digital Applications, Inc. she has served as the Senior Vice President, Corporate Affairs of Secured Digital Applications (M) Sdn Bhd, a Malaysian company that was subsequently reverse merged with and into Secured Digital Applications, Inc. in 1999.  She has over 20 years of experience in corporate affairs and human resource management.  Ms. Looi obtained her Diploma in Management from the Malaysian Institute of Management.

Chee Hong Leong, 45, graduated with a Bachelor of Arts in Accounting from Ulster University, Northern Ireland in 1989. He is a Fellow of the Association of Chartered Certified Accountants, United Kingdom. He served as the Chief Financial Officer of Secured Digital Applications, Inc. from January 2000 until his resignation in November 2005.  Prior to joining Secured Digital Applications Inc., he held a senior position at Industrial Concrete Products Sdn Bhd, a subsidiary of a Malaysian public listed company, from April 1994 to December 1999.  He resigned from Secured Digital Applications, Inc. in November 2005 to join a multinational company based in China.

Aik Fun Chong, 37, is currently serving as Chief Executive Officer of Global MobileTech, as well as our wholly owned Malaysian subsidiary Info-Accent and our wholly owned U.S. subsidiary Trevenex Acquisitions, Inc. and is responsible for strategic planning and day-to-day operations of our company. From March 2005 through August 2008, he served as Accountant at Revenue Valley Sdn Bhd. From September 2008 to June 2009, he served as Chief Accounting Officer for a U.S. holding company with subsidiaries in Malaysia and was responsible for day-to-day accounting and treasury functions, corporate finance and operational matters. From July 2009 to February 2010, he served as Chief Executive Officer of VyseTech Asia Sdn Bhd. He has over 13 years of financial, accounting and operational experience in local and international firms dealing in food and beverage, trading and manufacturing. Mr. Chong holds a Bachelor of Commerce (Accounting) from University of Southern Queensland, Australia. He is a Chartered Accountant of the Malaysian Institute of Accountants (MIA) and a Certified Practising Accountant (CPA) of CPA Australia.

Hon Kit Wong, 33, is currently serving as the Chief Financial Officer of Global MobileTech, as well as our wholly owned Malaysian subsidiary Info-Accent and our wholly owned U.S. subsidiary Trevenex Acquisitions, Inc. and is responsible for the financial and accounting functions of our company. From October 2000 to December 2006, he served as Assistant Branch Manager of Minply Sdn Bhd. From January 2007 to February 2010, he served as a Finance Manager of VyseTech Asia Sdn Bhd. He graduated with a Bachelor of Arts (Accounting and Finance) from University of East London, United Kingdom in September 2000.

Term of Office

Our Directors are appointed for one year terms to hold office until the next annual meeting of our shareholders or until remove from office in accordance with our bylaws.  Our executive officers are appointed by our board of directors and hold office pursuant to employment agreements or until removed by the board.

Family Relationships

There are no family relationships between or among the directors or executive officers.

Involvement in Certain Legal Proceedings

Our Directors, executive officers and control persons have not been involved in any of the following events during the past five years:

1.	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.

being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4.

being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Director Independence

Our Board of Directors has concluded that Director, Chee Hong Leong, serving on the audit committee is  “independent” based on the more stringent independence standard of the NASDAQ Stock Market applicable to directors serving on audit committees until his resignation.  Chee Hong Leong, who was appointed to the Audit Committee on April 15, 2010, is  “independent” based on the more stringent independence standard of the NASDAQ Stock Market applicable to directors serving on audit committees.

Board Committees

We currently do not have standing nominating or compensation committees. Our Board of Directors handles the functions that would otherwise be handled by each of the committees. We intend, however, to establish a nominating committee and a compensation committee of the Board of Directors as soon as practicable. The nominating committee would be primarily responsible for nominating directors and setting policies and procedures for the nomination of directors. The nominating committee would also be responsible for overseeing the creation and implementation of our corporate governance policies and procedures. The compensation committee will be primarily responsible for reviewing and approving our compensation and benefit policies, including compensation of executive officers.

Audit Committee and Audit Committee Financial Expert

We have a separately designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. Chee Hong Leong and Valerie Hoi Fah Looi (Secretary) were appointed members of the audit committee on April 15, 2010.  The Board of Directors has determine “ that at least ”one person on the audit committee, Chee Hong Leong,  qualified as a "financial  expert"  as  defined by SEC rules  implementing  Section  406 of the Sarbanes-Oxley Act. Chee Hong Leong met the SEC definition of an "independent" Director.

EXECUTIVE COMPENSATION

The table below sets forth the aggregate annual and long-term compensation paid by us during our fiscal years ended June 30, 2009 and  June 30, 2010 to our current President and Chief Executive Officer, Aik Fun Chong and to our former President and Chief Executive Officer, Scott Wetzel (collectively the “Named Executive Officers”).

SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Aik Fun Chong, President, CEO, Director	2010	3,619	0	0	0	0	0	0	3,619
	2009	0	0	0	0	0	0	0	0
Scott Wetzel, Former President, CEO, Director	2010	0	0	0	0	0	0	2,400	2,400
	2009	0	0	0	0	0	0	2,400	2,400

Narrative Disclosure to Summary Compensation Table

Aik Fun Chong, who was appointed as our President and CEO on March 25, 2010, entered into an employment agreement with Info-Accent on May 14, 2010 under which he is paid Ringgit Malaysia 7,500 per month and is provided with health insurance and annual vacation leave. Mr. Chong is paid by Info-Accent under the terms of employee contract pursuant to which he also renders services to Global MobileTech.

Scott Wetzel, our  President and CEO from December 10, 2007 to March 25, 2010, had not entered into formal written employment agreements with the company.  From January 1, 2008 to June 30, 2010 Scott Wetzel, former President and CEO was to be compensated in the amount of $200 per month for providing office space, phones and secretarial services to the company pursuant to a lease agreement.  During the period from July 2008 to June 2009 the lease payments were accrued; of the $2,400 debt accrued on the lease, $2,200 of accrued debt was converted into 8,800 shares of common stock in June 2009 at $0.25 per share. We also paid $1,000 during the fiscal year  ended June 30, 2010, leaving an account payable to Scott Wetzel, former President and CEO under the lease agreement of $1,600 as of June 30, 2010.

We have paid salary of $3,619 to our President and CEO during our fiscal year ended June 30, 2010, however, none of our officers were compensated by us for their services during the exploration stage of our business operations as of June 30, 2009.  To date, no bonus or option compensation has been granted to our named executive officer.

 Outstanding Equity Awards at Fiscal Year End

We have not issued any stock options since our inception, including to our Named Executive Officers.  We have no plans in place and have never maintained any plans that provide for the payment of retirement benefits or benefits that will be paid primarily following retirement including, but not limited to, tax qualified deferred benefit plans, supplemental executive retirement plans, tax-qualified deferred contribution plans and nonqualified deferred contribution plans. Similarly, we have no contracts, agreements, plans or arrangements, whether written or unwritten, that provide for payments to the named executive officers or any other persons following, or in connection with the resignation, retirement or other termination of a named executive officer, or a change in control of us or a change in a named executive officer’s responsibilities following a change in control.

Compensation of Directors

No member of our Board of Directors received any compensation for his services as a Director during the fiscal year ended June 30, 2010.

Compensation Committee Interlocks and Insider Participation

During the fiscal year 2010 we did not have a standing compensation committee. Our Board of Directors was responsible for the functions that would otherwise be handled by the compensation committee. All directors participated in deliberations concerning executive officer compensation, including Directors who were also executive officers.  However, none of our executive officers received any compensation during the last fiscal year. None of our executive officers has served on the Board of Directors or compensation committee (or other committee serving an equivalent function) of any other entity, any of whose executive officers served on our Board or Compensation Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTONS

Certain Relationships and Related Transactions

We have been provided office space and secretarial services by our former Chief Executive Officer at $200 per month from January 1, 2008 to June 30, 2010 for providing office space, phones and secretarial services to the company.  During the period from July 2008 to June 2009 the lease payments were accrued; of the $2,400 debt accrued on the lease, $2,200 of accrued debt was converted into 8,800 shares of common stock in June 2009 at $0.25 per share. We also paid $1,000 during the fiscal year ended June 30, 2010,  leaving an account payable to Scott Wetzel, former President and CEO under the lease agreement of $1,600 as of June 30, 2010.

LEGAL PROCEEDINGS

We know of no material, existing or pending legal proceedings against us or our subsidiaries, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which any of our Directors, officers or affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

MARKET PRICE OF AND DIVDENDS ON THE REGISTRANT’S

COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock has been quoted on the OTC Bulletin Board under the symbol “GLMB”.  Since its quotation on OTC Bulletin Board on April 15, 2009, trading has been limited and sporadic and consequently there are no historical share prices to report.  Any future quotations on the OTC Bulletin Board would reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

As of June 30, 2010, there were 56 holders of record of our common stock.

Dividend Policy

We have never declared any cash dividends with respect to our common stock. Future payment of dividends is within the discretion of our Board of Directors and will depend on our earnings, capital requirements, financial condition and other relevant factors. Although there are no material restrictions limiting, or that are likely to limit, our ability to pay dividends on our common stock, we presently intend to retain future earnings, if any, for use in our business and have no present intention to pay cash dividends on our common stock.

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1.   We would not be able to pay our debts as they become due in the usual course of business; or

2.   Our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

Equity Compensation Plan Information

The following table sets forth information about the common stock available for issuance under compensatory plans and arrangements as of July 15, 2010.

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights.	Weighted-average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plan approved by security holders (1)	0	$0	1,000,000
Total	0	$0	1,000,000

(1)

On December 10, 2007 our shareholders adopted the 2007 Non-Qualified Stock Option and Stock Appreciation Rights Plan with 1,000,000 shares of common stock reserved for issuance under the Plan under which the board of Directors may grant incentive or non-statutory stock options to our officers, Directors, employees, consultants and advisors.

DESCRIPTION OF SECURITIES

Currently there are 1,895,720 shares of common stock, par value $0.001 outstanding, and no shares of preferred stock outstanding.  We are authorized to issue up to 100,000,000 shares of common stock, par value $0.001 per share, and we are authorized to issue 10,000,000 shares of preferred stock.

Common Stock

The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. We do not have cumulative voting rights in the election of directors, and accordingly, holders of a majority of the voting shares are able to elect all of the directors.

Subject to preferences that may be granted, holders of common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available therefore as well as any distributions to the stockholders.  We have never paid cash dividends on our common stock, and do not expect to pay such dividends in the foreseeable future.

In the event of a liquidation, dissolution or winding up of our company, holders of common stock are entitled to share ratably in all of our assets remaining after payment of liabilities.  Holders of common stock have no preemptive or other subscription or conversion rights. There are no redemption or sinking fund provisions applicable to the common stock.

Warrants

As of July 7, 2010, there were warrants outstanding to purchase an aggregate of 72,635 shares of our common stock at an exercise price of $1.00 per share.  The warrants may be exercised any time prior to their expiration on May 10, 2013.

Transfer Agent and Registrar

Our transfer agent is Nevada Agency and Transfer Company located at 50 West Liberty Street, Suite 880, Reno NV 89501.  Their telephone number is (775) 322 0626.

RECENT SALES OF UNREGISTERED SECURITIES

On May 11, 2010, we entered into definitive agreements relating to the private placement of $94,425.50 of our securities through the sale of 145,270 shares of our common stock at $0.65 per share and three year warrants to purchase 72,635 shares of common stock at $1.00 per share to two accredited individuals and one accredited officer, Valerie Hoi Fah Looi. The purchasers in the private placement were Hong Choo Lim and Matthew Riedel. In conjunction with the private placement, there were no fees, commissions or professional fees for services payable. The placement was undertaken by our former officers.  The private placement of these securities was exempt from registration under the Securities Exchange Act of 1933, as amended (the “Act”), pursuant to Section 4(2) thereof, and Regulation D, Rule 505 promulgated by the SEC under the Act.

On July 7, 2010, Info-Accent and VTA executed a Supplemental Agreement to the Marketing, Distribution and License Agreement whereby VyseTech VTA agreed to receive 769,000 unregistered shares of restricted common stock of Global MobileTech in lieu of cash payment as full and final payment of the $500,000 license fee. We issued 769,000 shares of common stock at $0.65 per share for approximately $500,000 (Ringgit Malaysia 1,600,000) consideration. We relied on the exemption from registration provided by Section 4(2) The offer and sale did not involve a public offering and there was no general solicitation or general advertising involved in the offer or sale and no fees were paid in connection with the transaction.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Registrant has authority under Section 78.7502 of the Nevada Business Corporation Act to indemnify its directors and officers to the extent provided for in such statute. The Registrant’s Bylaws provide that the Registrant may insure, shall indemnify and shall advance expenses on behalf of our officers and directors to the fullest extent not prohibited by law. We are also a party to indemnification agreements with each of our directors and officers.

The bylaws of the registrant provide that, to the fullest extent permitted by applicable law, the registrant shall indemnify any person who is a party or otherwise involved in any proceeding by reason of the fact that such person is or was a director or officer of the registrant or was serving at the request of the registrant.

The registrant has not purchased insurance against costs, which may be incurred by it pursuant to the foregoing provisions of its certificate of incorporation and bylaws, nor does it insure its officers and directors against liabilities incurred by them in the discharge of their functions as such officers and directors.

Nevada corporation law provides that:

•      a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful;

•      a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

•      to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

We may make any discretionary indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

•

by our stockholders;

•

by our Board of Directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

•

if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion;

•

if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or

•

by court order.

Our By-laws provide we shall indemnify any director, officer, employee or agent of our company, or any person serving in any such capacity of any other entity or enterprise at our request, against any and all legal expenses, including attorney’s fees, claims and or liabilities arising our of any action, suit or proceeding, except an action by or in the right of our company. We may, but are not required, to indemnify any person where such person acted in good faith and in a manner reasonably believed to be or not opposed to the best interests of our company and, with respect to any criminal action or proceeding, where there was not reasonable cause to believe the conduct was unlawful. The termination of any action, suit or proceeding by judgment, order or settlement or conviction, shall not, of itself, create a presumption that the person did not act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of our company, and that, with respect to any criminal action or proceeding, there was reasonable cause to believe that the conduct was unlawful.

Indemnification will be made by us only when authorized in the specific case and upon a determination that indemnification is proper by (i) the stockholders, (ii) a majority vote of a quorum of the Board of Directors, consisting of directors who were not parties to the action, suit or proceeding, or (iii) independent legal counsel in a written legal opinion, if a quorum of disinterested directors so orders or if a quorum of disinterested directors cannot be obtained.

Expenses incurred in defending any action, suite or proceeding may be paid by our company in advance of the final disposition, when authorized by our Board of Directors, upon receipt of any undertaking by or on behalf of the person defending to repay such advances if indemnification is not ultimately available under the indemnification provisions of our By-laws.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of our company under Nevada law or otherwise, we have been advised the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the  Securities Act of 1933  and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than payment by us for expenses incurred or paid by a director, officer or controlling person of our company in successful defense of any action, suit, or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question of whether such indemnification by it is against public policy in the  Securities Act of 1933  and will be governed by the final adjudication of such issue.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Our audited financial statements and notes for the years ended June 30, 2009 and 2008 are incorporated hereto by reference to Item 8 of our Form 10-K filed with the Commission on August 7, 2009. Our audited financial statements and notes should be read together with our “Management’s Plan of Operations” and “Results of Operations” as included elsewhere in this current report.

Our pro forma financial statements for the fiscal year ended June 30, 2010 showing what our financial position would have been if our acquisition of the license described in the "Management Discussion and Analysis Or Plan of Operation” and “Results of  Operations” section had occurred at June 30, 2010 are filed as an exhibit to this current report.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

On June 12, 2009, we dismissed our independent registered public accounting firm, Williams & Webster, P.S.  The reports of Williams & Webster on our financial statements as of June 30, 2008 and for the period from December 10, 2007 (inception) through June 30, 2008 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles other than an explanatory paragraph as to a going concern. The decision to change independent registered public accounting firm was approved by our Board of Directors.  During our fiscal year ended June 30, 2008 and any subsequent interim periods through June 12, 2009, (a) there were no disagreements with Williams & Webster on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Williams & Webster, would have caused it to make reference thereto in its reports on the financial statements for such years and (b) there were no “reportable events” as described in Item 304(a)(1)(v) of Regulation S-K.

Concurrently with the dismissal of Williams & Webster, our Board of Directors approved Li & Company, PC as our new independent registered public accounting firm to audit our financial statements for the fiscal years ended June 30, 2009 and 2008 and review our interim financial statements for the period ended September 30, 2009 and December 31, 2009.

On April 12, 2010, we dismissed our independent registered public accounting firm, Li & Company, PC.  The report of Li & Company on our financial statements for fiscal years ended June 30, 2009 and 2008 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles other than an explanatory paragraph as to a going concern.  The decision to change independent registered public accounting firm was approved by our Board of Directors.  During our fiscal year ended June 30, 2009 and any subsequent interim periods through April 12, 2010, (a) there were no disagreements with Li & Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Li & Company, would have caused it to make reference thereto in its reports on the financial statements for such years and (b) there were no “reportable events” as described in Item 304(a)(1)(v) of Regulation S-K.

Effective April 12, 2010, we engaged Davis Accounting Group, P.C., as our new independent registered public accounting firm  to review our interim financial statements for the period ended March 31, 2010 and audit our financial statements for fiscal year ending June 30, 2010.

Item 3.02.	Unregistered Sales of Securities.

On July 1, 2010, Global MobileTech closed a private placement in which it issued an aggregate of 145,270 shares and three year warrants to purchase 72,635 shares of common stock at $1.00 per share for gross proceeds of $94,425.  The purchasers were Valerie Hoi Fah Looi, our Secretary and a Director, Matthew Riedel, a pre-existing shareholder and Hong Choo Lim.  In conjunction with the private placement, there were no fees, commissions or professional fees for services payable. The placement was undertaken by our former officers.  The private placement of these securities was exempt from registration under the Securities Exchange Act of 1933, as amended (the “Act”), pursuant to Regulation D, Rule 505 promulgated by the SEC under the Act and, where applicable, under Rule 903 of Regulation S under the Securities Act of 1933, as amended.  Pursuant to a Registration Rights Agreement, Global MobileTech agreed to use its commercially reasonable efforts to file a registration statement covering the securities issued in the private placement within 60 days after the final closing of the offering and to have such registration statement declared effective within 180 days of such final closing date.

On July 7, 2010, Global MobileTech, Inc. closed a second private placement for a total of 769,000 shares of its common stock to two accredited and three non-accredited investors as well as non-U.S. persons (listed below).  The shares were issued by Global MobileTech on behalf of Info-Accent, its wholly owned subsidiary, pursuant to a  Supplemental Agreement to the Marketing, Distribution and License Agreement executed between Info-Accent  and VyseTECH Asia Sdn Bhd (“VTA”)  dated July 7, 2010 whereby VTA agreed to receive 769,000 unregistered shares of restricted common stock of Global MobileTech, Inc. in lieu of cash payment as full and final payment of the $500,000 license fee.

On July 7, 2010, Global MobileTech, Inc. issued a total of 769,000 shares of its restricted common stock to the following persons/entities at the request of VTA:

Name of Shareholder	No. of Shares
Sunway Technology Development Limited	336,200
First Asset Holdings Limited	130,300
John Newby	112,500
Peter and Marie Dunkley	75,000
Lynn Newby	115,000
Total	769,000

The private placement offering was undertaken by the officers of Global MobileTech and Info-Accent.  No sales commission or finder’s fees were paid with regard to this private placement.

Pursuant to a Registration Rights Agreement, Global MobileTech agreed to use its commercially reasonable efforts to file a registration statement covering the securities issued in the private placement within 60 days after the final closing of the offering and to have such registration statement declared effective within 180 days of such final closing date.

The Company is relying on the exemption from registration provided by Section 4(2) and, where applicable, under Rule 903 of Regulation S under the Securities Act of 1933, as amended. . We believe that Section 4(2) was available because the offer and sale did not involve a public offering and there was not general solicitation or general advertising involved in the offer or sale.

Item 5.06.	Change in Shell Company Status.

As a result of the closing of the five year Exclusive Marketing, Distribution and License Agreement with VTA,  we believe that Global MobileTech, Inc. has ceased to be a shell company as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Securities Exchange Act.

Item 9.01.	Financial Statements and Exhibits

(a)

Financial Statements of Business Acquired.

None

(b)

Financial Statements

The following financial statements are filed under Item 8.  Financial Statements and Supplementary Data and are included by reference hereto to our Form 10-K filed with the Commission on August 7, 2009:

Financial Statements of GMT for the years ended June 30, 2009 and 2008:

    Report of Independent Registered Public Accounting Firm

    Balance Sheets

    Statements of Operation

    Statements of Stockholders’ Equity

    Statements of Cash Flow

    Notes to Financial Statements

(c)   Exhibits

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	Date Filed	Number	Filed Herewith

10.1	Form of Subscription Agreement Regulation D Offering May 2010	8-K	7/13/10	10.1

10.2	Form of Warrant Purchase Agreement and Warrant May 2010	8-K	7/13/10	10.2

10.3	Supplemental Agreement between Info-Accent Sdn Bhd and VyseTech Asia Sdn Bhd dated July 7, 2010	8-K	7/13/10	10.3

10.4	Registration Rights Agreement Regulation D Offering May 2010	8-K	7/13/10	10.4

10.5	Form of Securities Purchase Agreement July 2010				X

10.6	Registration Rights Agreement July 2010				X

99.1	Pro forma Consolidated Financial Information				X

(d)   Pro Forma Financial Information

GMT’s pro forma consolidated financial statements and notes for the period ended June 30, 2010 are filed as an exhibit to this current report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL MOBILETECH, INC. (Registrant)

Date: July 22, 2010	By:	/s/ Aik Fun Chong
Aik Fun Chong President and CEO